UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

818-884-3737

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share 7.25% Senior Notes due 2027 7.50% Senior Notes due 2027 7.375% Senior Notes due 2023 6.875% Senior Notes due 2023 7.50% Senior Notes due 2021 (Title of Class)	RILY RILYG RILYZ RILYH RILYI RILYL	Nasdaq Global Market Nasdaq Global Market Nasdaq Global Market Nasdaq Global Market Nasdaq Global Market Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 annual meeting of stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. (the “Company”) was held on May 21, 2019. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting.

1.	Election of Directors:

Nominee for Director	Votes For	Votes Withheld	Broker Non-Votes
(01) Bryant R. Riley	19,718,650	205,003	2,636,890
(02) Robert D’Agostino	16,574,589	3,349,064	2,636,890
(03) Andrew Gumaer	18,352,635	1,571,018	2,636,890
(04) Todd D. Sims	18,457,924	1,465,729	2,636,890
(05) Thomas J. Kelleher	19,806,477	117,176	2,636,890
(06) Mikel H. Williams	17,175,262	2,748,391	2,636,890
(07) Michael J. Sheldon	18,946,444	977,209	2,636,890
(08) Robert L. Antin	16,202,997	3,720,656	2,636,890
2.	Ratification of the selection of Marcum LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes For	Votes Against	Abstentions
22,512,590	13,417	34,536

3.	Vote to approve, on an advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions
18,200,382	1,513,720	209,549

4.	Vote to approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers.

		Number
3 Years	For	9,509,394
2 Years	For	12,601
1 Year	For	6,145,074
Total		15,667,069

Abstentions		4,256,582

5.	Vote to approve, the proposal to amend the Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 3,000,000 shares, from 3,210,133 shares to 6,210,133.

Votes For	Votes Against	Abstentions
15,698,603	4,218,821	6,227

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2019	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer